Exhibit 99.1

On September 15, 2017, Roadrunner Transportation Systems, Inc. (the “Company” or "RRTS") completed the sale of its wholly-owned subsidiary Unitrans, Inc. (the “Disposition”). The following unaudited pro forma condensed consolidated financial information is presented to illustrate the effect of the Disposition on the Company's historical financial position and operating results. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 is based upon the historical financial statements of the Company as of June 30, 2017 after giving effect to the Disposition as if it had occurred on June 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and the fiscal year ended December 31, 2016 are based on the historical financial statements of the Company for such periods after giving effect to the Disposition as if it had occurred on January 1, 2017 and 2016, respectively. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and related footnotes contained in the Company’s 2016 Annual Report on Form 10-K, filed on January 26, 2018, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on March 30, 2018.

The unaudited pro forma condensed consolidated financial information is prepared in conformity with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.
The accompanying unaudited pro forma condensed consolidated financial information is also prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.
The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not represent what actual results of operations or the financial position of the Company would have been had the Disposition occurred on the respective dates assumed, nor is it indicative of the Company’s future operating results or financial position. The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2017

(In thousands)	Historical RRTS	Pro Forma Adjustments		Pro Forma

Current assets:
Cash and cash equivalents	$29,666	$29,439	(a)	$59,105
Accounts receivable, net	283,594	(15,502)	(b)	268,092
Income tax receivable	37,215	—		37,215
Prepaid expenses and other current assets	49,630	(247)	(b)	49,383
Total current assets	400,105	13,690		413,795
Property and equipment, net	162,313	(259)	(b)	162,054
Other assets:				—
Goodwill	312,541	(42,843)	(b)	269,698
Intangible assets, net	61,398	(8,544)	(b)	52,854
Other noncurrent assets	8,070	—		8,070
Total other assets	382,009	(51,387)		330,622
Total assets	$944,427	$(37,956)		$906,471

Current liabilities:
Accounts payable	$128,184	$(6,122)	(b)	$122,062
Accrued expenses and other current liabilities	89,061	(5,085)	(b)	83,976
Total current liabilities	217,245	(11,207)		206,038
Deferred tax liabilities	30,270	(3,116)	(b)	27,154
Other long-term liabilities	6,768	—		6,768
Preferred stock	546,858	(59,073)	(a)	487,785
Total liabilities	801,141	(73,396)		727,745

Stockholders’ investment:
Common stock	384	—		384
Additional paid-in capital	402,225	—		402,225
Retained deficit	(259,323)	35,440	(c)	(223,883)
Total stockholders’ investment	143,286	35,440		178,726
Total liabilities and stockholders’ investment	$944,427	$(37,956)		$906,471

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2017

(In thousands)	Historical RRTS	Pro Forma Adjustments		Pro Forma
Revenues	$1,009,499	$(48,168)	(d)	$961,331
Operating expenses:
Purchased transportation costs	674,717	(34,794)	(d)	639,923
Personnel and related benefits	150,082	(6,853)	(d)	143,229
Other operating expenses	191,588	(1,479)	(d)	190,109
Depreciation and amortization	18,515	(588)	(d)	17,927
Total operating expenses	1,034,902	(43,714)		991,188
Operating loss	(25,403)	(4,454)		(29,857)
Interest expense:
Interest expense - preferred stock	25,040	(1,319)	(f)	23,721
Interest expense - debt	9,840	(1,287)	(f)	8,553
Total interest expense	34,880	(2,606)		32,274
Loss from debt extinguishment	9,827	—		9,827
Loss before benefit from income taxes	(70,110)	(1,848)		(71,958)
Benefit from income taxes	(12,304)	(715)	(e)	(13,019)
Net loss	$(57,806)	$(1,133)		$(58,939)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016

(In thousands)	Historical RRTS	Pro Forma Adjustments		Pro Forma
Revenues	$2,033,200	$(87,168)	(d)	$1,946,032
Operating expenses:				—
Purchased transportation costs	1,364,055	(62,625)	(d)	1,301,430
Personnel and related benefits	286,134	(12,514)	(d)	273,620
Other operating expenses	374,979	(2,748)	(d)	372,231
Depreciation and amortization	38,145	(1,150)	(d)	36,995
Impairment charges	373,661	—		373,661
Total operating expenses	2,436,974	(79,037)		2,357,937
Operating loss	(403,774)	(8,131)		(411,905)
Interest expense	22,827	(2,540)	(g)	20,287
Loss before benefit from income taxes	(426,601)	(5,591)		(432,192)
Benefit from income taxes	(66,281)	(2,164)	(e)	(68,445)
Net loss	$(360,320)	$(3,427)		$(363,747)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLDIATED FINANCIAL INFORMATION

(a) This adjustment reflects the estimated receipt of net proceeds from the sale of $88.5 million, of which a portion was used by the Company to reduce its preferred stock outstanding.

(b) This adjustment eliminates the assets and liabilities attributable to the business sold.

(c) This adjustment reflects the gain on the sale of the business. This gain has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature.

(d) This adjustment eliminates the revenues and operating expenses of the business sold.

(e) This adjustment eliminates the estimated income tax effect of the pro forma adjustments calculated using the statutory rates in effect for the periods presented.

(f) This adjustment reduces interest expense as a portion of the proceeds from the sale of the business reduced the amount of preferred stock outstanding and/or debt outstanding.

(g) This adjustment reduces interest expense as a portion of the proceeds from the sale of the business reduced the amount of debt outstanding.